Exhibit 14(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Senior Securities of Barings BDC” and “Experts” in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14) and related Prospectus of Barings BDC, Inc. for the registration of 102,276,889.12 shares of its common stock and to the incorporation by reference of our reports (a) dated February 27, 2020, with respect to the consolidated financial statements of Barings BDC, Inc. as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 included in its Annual Report (Form 10-K) for the year ended December 31, 2020; (b) dated April 6, 2017, with respect to the senior securities table of Barings BDC, Inc. as of December 31, 2016, included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-14), filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Charlotte, North Carolina
December 13, 2021